Exhibit 99.1

DIRECT DIGITAL HOLDINGS PRICES INITIAL PUBLIC OFFERING

HOUSTON, TX (February 10, 2022) – Direct Digital Holdings, Inc. (Nasdaq: DRCT) (“Direct Digital”), a leading advertising and marketing technology holding group, today announced the pricing of its underwritten initial public offering of 2,800,000 units, each consisting of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price to the public of $5.50 per unit. In addition, Direct Digital has granted the underwriters a 45-day option to purchase up to an additional 420,000 shares of Class A common stock and/or warrants to purchase an additional 420,000 shares of Class A common stock, or any combination thereof, to cover over-allotments, if any, at the public offering price per share and per warrant, respectively, less underwriting discounts and commissions. The units are immediately separable and will be issued separately in the offering. All of the units are being offered by Direct Digital.

Direct Digital’s shares of Class A common stock and warrants are expected to begin trading separately on The Nasdaq Capital Market on February 11, 2022 under the symbols "DRCT” and “DRCTW,” respectively, and the offering is expected to close on February 15, 2022, subject to the satisfaction of customary closing conditions.

Direct Digital expects to receive gross proceeds of approximately $15,400,000, before deducting underwriting discounts and commissions and excluding any exercise of the underwriters’ option to purchase additional shares and/or warrants and excluding any exercise of the warrants included in the units.

The offering is being made through The Benchmark Company and Roth Capital Partners, which are acting as joint book-running managers for the offering.

A registration statement on Form S-1 (File No. 333-261059) relating to the offering of the units was filed with the U.S. Securities and Exchange Commission and declared effective on February 10, 2022. This offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: The Benchmark Company, Attention: Syndicate Department, 150 East 58th Street, 17th Floor, New York, NY 10155, by telephone at (212) 312-6700 or by email at prospectus@benchmarkcompany.com or Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets, by telephone at (800) 678-9147 or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) brings state-of-the-art supply- and demand-side advertising platforms together under one umbrella company. The holding group’s supply-side platform Colossus SSP offers advertisers of all sizes extensive reach within general market and multicultural media properties. Its operating companies Huddled Masses and Orange142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare and travel to financial services. Direct Digital Holdings' sell- and buy-side solutions manage 17,500 clients daily, generating over 30 billion impressions per month across display, CTV, in-app, and other media channels.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties. As used below, “we,” “us,” and “our” refer to Direct Digital. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics, such as the ongoing global COVID-19 pandemic; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; and other factors and assumptions discussed in the “Risk Factors” and other sections of our filings with the SEC that we make from time to time. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

ir@directdigitalholdings.com

Media Relations Contact:

Laura Goldberg

LBG Public Relations for Direct Digital Holdings

laura@lbgpr.com

+1-347-683-1859